UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On January 22, 2008, Key Technology, Inc. (the “Company”) entered into an employment agreement with John J. Ehren appointing Mr. Ehren as Senior Vice President and Chief Financial Officer.

Mr. Ehren, 48, has served as the Vice President of Global Operations of Planar Systems, Inc. (“Planar”) since 2004.  From 2000 to 2004, Mr. Ehren served as Treasurer and Worldwide Functional Controller of Planar and from 1997 to 2000, Mr. Ehren served in other financial officer roles at Planar.

Mr. Ehren is employed under the terms of a letter agreement dated January 22, 2008.  His base salary will be $230,000 per year.  In connection with his employment, Mr. Ehren will receive a grant of restricted stock in an amount determined by dividing $230,000 by the market price for the Company's common stock on January 22, 2008.  The restricted stock grant will be pursuant to the Company's standard restricted stock agreement.  One-third of these restricted shares will vest annually based on continued employment over a three-year period.  Two-thirds of these restricted shares will vest over the same three-year period based on achievement of financial performance criteria determined by the Compensation Committee of the Board of Directors. Beginning with the 2009 fiscal year, Mr. Ehren will be eligible to participate in an annual executive incentive plan with a potential payout up to 100% of base salary based on financial performance, 50% upon reaching a target threshold and an additional 50% upon exceeding the defined target.  If Mr. Ehren's employment is terminated by the Board of Directors without cause within the first twelve months of employment, Mr. Ehren will receive severance equal to six month's base salary, subject to customary general release documentation.  The Company will pay for Mr. Ehren's relocation expenses in relocating to Walla Walla, Washington and an Incidental Relocation Expense Allowance in the amount of $50,000.  Mr. Ehren will also receive Company-provided health, dental, life and disability insurance and be eligible to participate in the Company's 401(k) Plan, as well as the Employee Stock Purchase Plan.

The employment agreement between the Company and Mr. Ehren is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.                                Description

10.1	Employment Agreement dated January 22, 2008 between the Company and Mr. John Ehren

99.1	Press Release dated February 5, 2008 titled "Key Technology Appoints Mr. John J. Ehren as Chief Financial Officer"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ David M. Camp
David M Camp
President and Chief Executive Officer

Dated: February 5, 2008

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Employment Agreement dated January 22, 2008 between the Company and Mr. John Ehren

99.1	Press Release dated February 5, 2008 titled "Key Technology Appoints Mr. John J. Ehren as Chief Financial Officer"